 Exhibit 99.1

Muscle Maker Grill Provides Update on Q2 Financial Results

Burleson, Texas, August 20th, 2020 (GLOBE NEWSWIRE) -- Muscle Maker, Inc. (Nasdaq: GRIL) the parent company of Muscle Maker Grill and Healthy Joe’s, a fast-casual concept known for serving “healthier for you” meals, announced its financial results for the second fiscal quarter ended June 30, 2020 and would like to provide a general business update in connection with the ongoing COVID-19 pandemic and future growth plans.

Highlights of the Company’s Financial Results and Management Commentary Include:

CEO Michael Roper stated, “over the last several months, due to Covid-19, I have witnessed a disruption across the restaurant and hospitality industries like I have never experienced in my career. Fortunately for us, we entered this downturn with a strong balance sheet and significant cost controls in place. I am happy to report that we believe we are starting to see a return to normalcy, albeit a new normal, across many of our locations. For example, our Bronx location is actually experiencing positive sales year-over-year while our military locations have seen their sales increase over the last 30 days. While not at pre-pandemic levels, we are encouraged to see sales improve.”

During this downturn we have continued to advance our non-traditional location growth model, and we feel uniquely positioned to demonstrate material growth over the balance of this year. Non-traditional locations include destination and captured audience locations or new lines of emerging business segments like ghost kitchens – basically locations that are not your typical location in a strip center anchored by a grocery store or free-standing building. Examples would include military bases, food courts, office buildings, airports, ghost kitchens or universities.

Q2 revenues declined from $1.38 to $0.834, demonstrating a 40% reduction year-over-year as a result of temporary store closings and reduced operating hours across both our company owned and franchise footprint. Despite the contraction in revenues, our net loss actually decreased year-over-year to $1.5mm from $1.54mm, this is largely due to the elimination of debt as a result of our February IPO. In regard to capitalization, we ended the quarter with $3.1mm in cash and total current assets of $3.5mm.

Roper continued “While I am not thrilled to report operating losses, I am happy to report that on a trending basis, we believe we are seeing the beginning of a return to normalcy across most of our existing markets. During this downturn we have continued to advance our non-traditional model, and we feel uniquely positioned to demonstrate material growth over the balance of this year. “

University

Universities represent an exciting opportunity as we recently announced agreements with Texas Tech University Health Sciences Center El Paso (TTUHSC El Paso) as well as four locations with the Northern Virginia Community College System. Construction is underway and we hope to have all five of these locations open in the immediate term. We believe the university opportunity as one where we can continue to expand for many years to come.

Ghost Kitchens

Additionally, we have begun to open the first five, of the initial ten, ghost kitchens we had previously announced in the Chicago market. These five delivery-only ghost kitchens allow the company to cover the entire Chicago market at a fraction of the cost it would take to build out traditional locations for the same geographical coverage. We continue to believe that this vertical can offer us significant accretive growth from the initial ten location agreement while leveraging the continued delivery trend in the restaurant industry. Ghost Kitchens are unique in that we can run multiple Muscle Maker concepts out of one kitchen, further reducing the average cost of build out per concept. In Chicago, we are currently running Muscle Maker Grill, Healthy Joe’s and a new Muscle Maker Meal Plan concept out of each ghost kitchen. We believe the delivery-only model being perpetuated by ghost kitchens is a trend that is going to continue to disrupt and to grow share across the QSR (Quick Service Restaurant) sector, and I believe we are uniquely positioned to ride that wave.

Earlier this week we announced the initial agreement with Reef Kitchens, this is a pilot program in which we will begin to license our brand to their model. There are no material working capital needs to our company, and we have the potential to expand across their network of 70+ locations and growing. This is an exciting opportunity that can potentially expand the footprint of Muscle Maker Grill across multiple major metropolitan areas at a rapid pace.

Military

For military locations, we opened Camp Elmore in Q2. Camp Elmore is a Marine base and represents a third branch of the military with opportunities to bring healthier food options to our armed forces. The military vertical has just begun to come back towards pre-COVID levels. Sales are improving as hours of operations are expanded and support personnel return. We expect this to continue towards pre-pandemic levels over the next two quarters. We hope to have more to discuss on this front as we look at more opportunities to expand into additional branches of the armed forces and focus on bringing our “healthier for you” offerings to as many troops as possible.

Strategic

Lastly, the challenging operating environment has also presented some strategic opportunities where we have the potential to expand our footprint and broaden our offering, in a way that is completely synergistic with our core business. Along these lines we are encouraged by the opportunities being presented and will only consider options that are immediately accretive.

Mr. Roper continued “in our opinion, the company is in the very early innings of an exciting growth path. We lost some time as a result of the impact of COVID, but these were simply unfortunate delays, and they have done nothing to derail our plans. In fact, it has probably forced us to focus more on the operating model and where we feel the future of the QSR (Quick Service Restaurant) industry is headed, so that we can continue to expand in a way that best aligns us with our customers, their demand trends and the changing experiential nature. We believe we are turning a corner right now that will be best demonstrated to investors over our next few quarters with the goal of continued location expansion and revenue growth.”

About Muscle Maker Grill

Founded in 1995 in Colonia, New Jersey, Muscle Maker Grill features high quality, great tasting food, freshly prepared with proprietary recipes. The menu, created with the guest’s health in mind, is lean and protein based. It features all-natural chicken, grass fed steak, lean turkey, whole wheat pasta, wraps, bowls and more. It also offers a wide selection of fruit smoothies in a variety of assorted flavors, protein shakes and supplements. For more information on Muscle Maker Grill, visit www.musclemakergrill.com.

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Muscle Maker Grill Marketing

marketing@musclemakergrill.com

Investor Relations:

IR@musclemakergrill.com